UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2013

RADIOSHACK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5571	75-1047710
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 RadioShack Circle, Mail Stop CF3-203, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 415-3011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into Material Definitive Agreements.

On December 10, 2013, RadioShack Corporation (“RadioShack”) completed a new financing totaling $835.0 million including a $585.0 million senior secured ABL credit facility led by GE Capital, Corporate Retail Finance and a $250.0 million secured term loan led by Salus Capital Partners, LLC. This comprehensive new financing was used to refinance existing debt and provide RadioShack with about $200 million of incremental liquidity.

ABL Credit Agreement

On December 10, 2013, RadioShack entered into a Credit Agreement (the “ABL Credit Agreement”), among RadioShack, certain subsidiaries of RadioShack that are designated as credit parties, the lenders parties thereto and General Electric Capital Corporation, as agent for the lenders. The ABL Credit Agreement provides for a $535.0 million revolving credit facility and a $50.0 million term loan. The revolving credit facility and term loan facility both mature on December 10, 2018.

RadioShack’s existing and future wholly owned domestic subsidiaries, excluding Tandy Life Insurance Company and certain immaterial subsidiaries, are guarantors (the “Guarantors”) of obligations incurred under or described in the ABL Credit Agreement and other related loan documents. Unless immaterial, any future domestic subsidiary will be required to become a Guarantor. The ABL Credit Agreement is secured by a lien on substantially all of the existing and after acquired assets of RadioShack and the Guarantors, including, subject to certain limited exceptions, (a) a first priority lien on current assets, and (b) a second priority lien on fixed assets, intellectual property, and stock and other equity interests of direct and indirect subsidiaries of RadioShack.

Revolving borrowings under the ABL Credit Agreement bear interest at RadioShack’s option of either “base rate” plus a margin of 1.0% to 1.5% or LIBOR plus a margin of 2.0% to 2.5%. The applicable rates in these ranges are based on the aggregate average unused availability under the revolving credit facility. The term loan under the ABL Credit Agreement bears interest at RadioShack’s option of either the base rate plus 3.0% or LIBOR plus 4.0%. Base rate is defined as the highest of (a) the U.S. prime rate, (b) the Federal funds rate plus 0.5% or (c) one month LIBOR plus the excess of the LIBOR applicable margin over the base rate applicable margin. RadioShack pays commitment fees to the lenders at an annual rate of 0.5% of the average unused amount of the revolving credit facility.

RadioShack’s ability to borrow under the revolving credit facility is subject to a borrowing base which is calculated based on eligible accounts receivable and inventory. At any given time, the borrowing base may limit borrowings and letters of credit otherwise available under the revolving credit facility. The revolving credit facility also provides for a $150.0 million sub-facility for the issuance of letters of credit and $50.0 million sub-facility for swing line loans. Outstanding swing line loans and letters of credit issued under the revolving credit facility reduce the amount available under the revolving credit facility. Letter of credit fees range from 2.0% to 2.5% and swing line loans bear interest at the base rate plus the applicable margin.

The ABL Credit Agreement includes covenants that, subject to certain exceptions, limit the ability of RadioShack, the Guarantors and their subsidiaries to, among other things: (a) incur additional debt, including guarantees, (b) make acquisitions, loans or investments, (c) pay dividends on capital stock, redeem or repurchase capital stock, or pay any subordinated obligations, (d) create liens on its property, (e) change the nature of their business or their accounting policies, (f) dispose of assets, (g) create or permit restrictions on the ability of RadioShack’s or the Guarantors’ subsidiaries to pay dividends or make distributions on such subsidiary’s stock, (h) amend or terminate certain material agreements, (i) engage in transactions with affiliates, (j) engage in sale and leaseback transactions, and (k) consolidate or merge with or into other companies or sell all or substantially all their assets. The ABL Credit Agreement also contains customary events of default, the occurrence of which could result in the acceleration of RadioShack’s obligation to repay the outstanding indebtedness under the agreement.

ABL Guaranty and Security Agreement

In connection with the ABL Credit Agreement, on December 10, 2013, RadioShack and the Guarantors, entered into a Guaranty and Security Agreement (the “ABL Guaranty and Security Agreement”) among RadioShack, the Guarantors and General Electric Capital Corporation, as agent for the lenders under the ABL Credit Agreement and certain other secured parties. The ABL Guaranty and Security Agreement provides for the guarantees and security interests described above.

SCP Credit Agreement

On December 10, 2013, RadioShack entered into a Credit Agreement (the “SCP Credit Agreement”), among RadioShack, certain subsidiaries of RadioShack that are designated as credit parties, the lenders party thereto and Salus Capital Partners, LLC, as agent for the lenders. The SCP Credit Agreement provides for a $250.0 million term loan, which matures on December 10, 2018.

The Guarantors are guarantors of obligations incurred under or described in the SCP Credit Agreement and other related loan documents. Unless immaterial, any future domestic subsidiary will be required to become a Guarantor. The SCP Credit Agreement is secured by a lien on substantially all of the existing and after acquired assets of RadioShack and the Guarantors, including, subject to certain limited exceptions, (a) a first priority lien on fixed assets, intellectual property and stock and other equity interests of direct and indirect subsidiaries of RadioShack, and (b) a second priority lien on current assets.

SCP Credit Agreement bears interest at RadioShack’s option of either the base rate (as defined above) plus 10.0% or the greater of LIBOR or 0.50%, plus 11.0%.

The SCP Credit Agreement includes covenants that, subject to certain exceptions, limit the ability of RadioShack, the Guarantors and their subsidiaries to, among other things: (a) incur additional debt, including guarantees, (b) make acquisitions, loans or investments, (c) pay dividends on capital stock, redeem or repurchase capital stock, or pay any subordinated obligations, (d) create liens on its property, (e) change the nature of their business or their accounting policies, (f) dispose of assets, (g) create or permit restrictions on the ability of RadioShack’s or the Guarantors’ subsidiaries to pay dividends or make distributions on such subsidiary’s stock, (h) amend or terminate certain material agreements, (i) engage in transactions with affiliates, (j) engage in sale and leaseback transactions, and (k) consolidate or merge with or into other companies or sell all or substantially all their assets. The SCP Credit Agreement also contains customary events of default, the occurrence of which could result in the acceleration of RadioShack’s obligation to repay the indebtedness outstanding under the agreement.

SCP Guaranty and Security Agreement

In connection with the SCP Credit Agreement, on December 10, 2013, RadioShack and the Guarantors, entered into a Guaranty and Security Agreement (the “SCP Guaranty and Security Agreement”) among RadioShack, the Guarantors and Salus Capital Partners, LLC, as agent for the lenders under the SCP Credit Agreement and certain other secured parties. The SCP Guaranty and Security Agreement provides for the guarantees and security interests described above.

The foregoing descriptions of the ABL Credit Agreement, the ABL Guaranty and Security Agreement, the SCP Credit Agreement and the SCP Guaranty and Security Agreement are not complete and are qualified in their entirety by reference to the full text of these agreements, copies of which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto, which are incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

RadioShack used the borrowings under the SCP Credit Agreement and the initial borrowings under the ABL Credit Agreement to, among other things, (a) repay in full all outstanding obligations and cash collateralize all existing letters of credit under the Amended and Restated Credit Agreement (the “BofA Credit Agreement”), dated as of August 8, 2012, among RadioShack, certain of RadioShack’s subsidiaries, the lender parties thereto and Bank of America, N.A. as administrative agent, (b) repay in full all outstanding obligations under the Term Loan Agreement (the “WF Credit Agreement”), dated as of September 27, 2012, among RadioShack, certain of RadioShack’s subsidiaries, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto, and (c) pay fees and expenses incurred in connection with the ABL Credit Agreement and the SCP Credit Agreement and the repayment of the indebtedness and other obligations under the BofA Agreement and the WF Credit Agreement.

On December 10, 2013, concurrent with the execution of the ABL Credit Agreement and the SCP Credit Agreement, RadioShack terminated the BofA Credit Agreement and the WF Credit Agreement (other than certain obligations that expressly survived termination and certain obligations in respect of cash collateralized letters of credit).

The information set forth in Item 1.01 of this report is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant.

On December 10, 2013, RadioShack borrowed $50.0 million of term loans under the ABL Credit Agreement and $250.0 million of term loans under the SCP Credit Agreement.

The information set forth in Item 1.01 and Item 1.02 of this report is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Credit Agreement, dated as of December 10, 2013, among RadioShack, certain subsidiaries of RadioShack that are designated as credit parties, the lenders parties thereto and General Electric Capital Corporation, as agent for the lenders

10.2	Guaranty and Security Agreement, dated December 10, 2013, among the Company, the guarantors and General Electric Capital Corporation, as agent for the lenders and certain other secured parties

10.3	Credit Agreement, dated as of December 10, 2013, among RadioShack, certain subsidiaries of RadioShack that are designated as credit parties, the lenders party thereto and Salus Capital Partners, as agent for the lenders

10.4	Guaranty and Security Agreement, dated December 10, 2013, among the Company, the guarantors and Salus Capital Partners, LLC, as agent for the lenders and certain other secured parties

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RadioShack Corporation
(Registrant)

Date: December 13, 2013	/s/ Holly Fielder Etlin
Holly Fielder Etlin
Interim Chief Financial Officer
(principal financial officer)

Exhibit Index

Exhibit No.	Description

10.1	Credit Agreement, dated as of December 10, 2013, among RadioShack, certain subsidiaries of RadioShack that are designated as credit parties, the lenders parties thereto and General Electric Capital Corporation, as agent for the lenders

10.2	Guaranty and Security Agreement, dated December 10, 2013, among the Company, the guarantors and General Electric Capital Corporation, as agent for the lenders and certain other secured parties

10.3	Credit Agreement, dated as of December 10, 2013, among RadioShack, certain subsidiaries of RadioShack that are designated as credit parties, the lenders party thereto and Salus Capital Partners, as agent for the lenders

10.4	Guaranty and Security Agreement, dated December 10, 2013, among the Company, the guarantors and Salus Capital Partners, LLC, as agent for the lenders and certain other secured parties